UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2016

DNIB UNWIND, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36072	56-2596148
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Development Specialists, Inc.

333 South Grand Avenue, Suite 4070

Los Angeles, California 90071

(Address of principal executive offices) (Zip Code)

(213) 617-2717

(Registrant’s telephone number, include area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, on May 1, 2016, DNIB Unwind, Inc. (f/k/a BIND Therapeutics, Inc.) (the “Company”) and one of its subsidiaries filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 (the “Form 10-Q”), on August 15, 2016, the Company filed its combined disclosure statement and plan of liquidation (the “Plan of Liquidation”) and a motion seeking an order confirming the Plan of Liquidation with the Bankruptcy Court. As previously disclosed, the Bankruptcy Court will hold a confirmation hearing on September 21, 2016 to consider confirmation of the proposed Plan of Liquidation.

Under the Plan of Liquidation, only stockholders of record as of the close of business on August 30, 2016 (the “Distribution Record Date”) are entitled to payment as part of the initial cash distribution or any subsequent cash distribution(s) that may occur pursuant to the Plan of Liquidation. Any person who purportedly purchases or purportedly is transferred the Company’s common stock subsequent to the Distribution Record Date will not be entitled to payment as part of the initial cash distribution or any subsequent cash distribution(s) if the Plan of Liquidation is confirmed by the Bankruptcy Court. As of the close of business on the Distribution Record Date, (i) the records of the Company’s transfer agent for its common stock (the “Transfer Agent”) will be deemed closed, (ii) no further changes in the record holders of any of the Company’s shares of common stock will be recognized, and the Company will have no obligation to recognize any purported transfer of shares of its common stock occurring after the Distribution Record Date, and (iii) the Company will be entitled to recognize and deal for all purposes only with those stockholders of record stated on the books of the Transfer Agent as of the close of business on the Distribution Record Date. If any transfers of the Company’s common stock purportedly occur after the Distribution Record Date, any distributions to stockholders, including the initial cash distribution, will be made only to the original stockholders of record as of the close of business on the Distribution Record Date.

Please see the Form 10-Q for additional information regarding the Plan of Liquidation, including the initial cash distribution and any subsequent cash distribution(s) that may occur under the Plan of Liquidation.

Forward-Looking Statements Disclaimer

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding expectations regarding distributions to stockholders. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the risk that the Company’s plan of liquidation may not be confirmed by the Bankruptcy Court in the timeframe the Company expects, or at all; and the risk that distributions to stockholders will not be made in the amount or timeframe the Company expects, or at all. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on August 15, 2016, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNIB UNWIND, INC.

Date: August 30, 2016	By:	/s/ Geoffrey L. Berman
Geoffrey L. Berman
Chief Restructuring Officer